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                                                                    EXHIBIT 10.6


                            INDEMNIFICATION AGREEMENT

                                      AMONG

                   ALLIED RISER COMMUNICATIONS HOLDINGS, INC.,

                           EGI-ARC INVESTORS, L.L.C.,

                           TELECOM PARTNERS II, L.P.,

                           CRESCENDO WORLD FUND, LLC,

                             EAGLE VENTURES WF, LLC,

                              CRESCENDO III, L.P.,

                           LAWRENCE EQUITY GROUP, LLC,


                                     AND THE


              INDIVIDUALS IDENTIFIED ON SCHEDULE 1 ATTACHED HERETO







                                NOVEMBER 23, 1998



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                                TABLE OF CONTENTS





ARTICLE I .........................................................................................................2

DEFINITIONS .......................................................................................................2

   Section 1.1      Defined Terms .................................................................................2
   Section 1.2      Headings, etc. ................................................................................4


ARTICLE II ........................................................................................................5

INDEMNIFICATION AND SECURITY INTEREST .............................................................................5
   Section 2.1      Indemnification by the Original Shareholders ..................................................5
   Section 2.2      Representations, Warranties, Covenants and Deliveries .........................................6
   Section 2.3      Grant of Security Interest ....................................................................6
   Section 2.4      Claims for Indemnification ....................................................................6
   Section 2.5      Payment of Indemnity Amount ...................................................................7
   Section 2.6      Application of Indemnification Payments .......................................................8
   Section 2.7      Expiration of Indemnification Obligations .....................................................8
   Section 2.8      SOL Claims ....................................................................................8
   Section 2.9      Collection of Indemnification Payments ........................................................9


ARTICLE III .......................................................................................................9

MISCELLANEOUS PROVISIONS ..........................................................................................9
   Section 3.1      Further Assurances ............................................................................9
   Section 3.2      Notices ......................................................................................10
   Section 3.3      Amendments ...................................................................................12
   Section 3.4      Inconsistent Agreements ......................................................................12
   Section 3.5      Successors and Assigns .......................................................................12
   Section 3.6      Severability .................................................................................12
   Section 3.7      Counterparts .................................................................................12
   Section 3.8      Governing Law ................................................................................12
   Section 3.9      Consent to Jurisdiction and Service of Process; Appointment of Agent for Service of Process...13
   Section 3.10     Entire Agreement; Nonwaiver ..................................................................13
   Section 3.11     No Third-Party Beneficiaries .................................................................13
   Section 3.12     Action of Original Shareholders ..............................................................13
   Section 3.13     New Indemnitees ..............................................................................13


SCHEDULE 1 ORIGINAL SHAREHOLDERS .................................................................................17


SCHEDULE 2 TRANSACTION DOCUMENTS .................................................................................18

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                            INDEMNIFICATION AGREEMENT

     This INDEMNIFICATION AGREEMENT (this "Agreement"), dated as of November 23, 1998, is made and entered into by and among (i) each of the individuals listed on Schedule 1 attached hereto, who as a shareholder of RCH Holdings, Inc., a Texas corporation ("RCH"), will, in connection with the ARC Holdings Issuance and RCH Liquidation (as such terms are defined below), become shareholders of Allied Riser Communications Holdings, Inc., a Delaware corporation ("ARC Holdings") (each such Person being an "Original Shareholder" or "Indemnitor" and, collectively, the "Original Shareholders" or "Indemnitors"; provided, however, that Mr. David Crawford and Mr. Jim Breen shall be "Original Shareholders" or "Indemnitors" only in respect of and to the extent that the circumstances or events giving rise to the applicable Loss (as defined below), transpired subsequent to July 15, 1998); (ii) ARC Holdings; (iii) EGI-ARC Investors, L.L.C., a Delaware limited liability company ("EGI-ARC"); (iv) Telecom Partners II, L.P., a Delaware limited partnership ("TP"); (V) Crescendo World Fund, LLC, a Delaware limited liability company ("CWF"); (vi) Eagle Ventures WF, LLC, a Minnesota limited liability company ("EVW"); (vii) Crescendo III, LP, a Delaware limited partnership ("CIII"); (viii) Lawrence Equity Group, LLC, a California limited liability company ("LEG"), and and together with, EGI-ARC, TP, CWF, EVW, CIII, LEG, ARC Holdings, each other Person (as defined below) afforded the status of Financial Sponsor pursuant to Section 3.13 below, and, with respect to clauses (iii), (iv), (v), (vi), (vii) (viii) and (ix) above, and any such additional Financial Sponsors (as defined below), their respective officers, directors, shareholders, members, employees, agents, and affiliates and their respective successors, heirs and legal representatives, but excluding in every case, the Original Shareholders, the "Indemnitees").

     WHEREAS, pursuant to that certain Plan of Liquidation adopted by the respective board of directors and shareholder of Carrier Direct, Inc., a Texas corporation ("CD") and Allied Riser Communications, Inc., a Texas corporation formerly known as RiserCorp, Inc. ("ARC," and, together with CD, the "Former Subsidiaries"), dated as of November 20, 1998 (the "Former Subsidiary Plan of Liquidation"), each of CD and ARC has liquidated into RCH (the "Subsidiary Liquidations"); and

     WHEREAS, pursuant to an Asset Transfer Agreement to be entered into concurrently with this Agreement: (i) RCH shall transfer to ARC Holdings, and ARC Holdings shall acquire from RCH, all of the interest of RCH in substantially all of the assets of RCH, subject to all of the liabilities of RCH (except for certain assets and liabilities specifically excluded thereunder) (the "Asset Transfer"); and (ii) ARC Holdings shall issue to RCH, 50,191,806 shares of common stock of ARC Holdings, representing at the time of such issuance 100% of ARC Holdings' common stock) (the "ARC Holdings Issuance"); and subsequent thereto, and subject to compliance with all applicable Federal and State securities and blue sky laws, RCH shall completely liquidate pursuant to Section 331 of the Code and shall distribute all ARC Holdings Common Stock held by RCH to the stockholders of RCH (the "RCH Liquidation"); and

     WHEREAS, immediately following the Asset Transfer, ARC Holdings shall contribute to Allied Riser Communications, Inc., a Delaware corporation ("New ARC"), substantially all of ARC Holdings' assets and liabilities in exchange for 1,000 shares of New ARC common stock, par value $1.00 per share (the "ARC Contribution"), whereupon New ARC shall become a wholly-owned subsidiary of ARC Holdings; and

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     WHEREAS, promptly following the consummation of the Subsidiary
Liquidations, Asset Transfer and ARC Contribution, each of EGI-ARC, TP, CWF, EVW, CIII and LEG, (together with each other Person afforded such status pursuant to Section 3.13 below, the "Financial Sponsors"), propose to enter into Investment Agreements with ARC Holdings, pursuant to which each Financial Sponsor will acquire ARC Holdings Common Stock and Series A-1 or Series A-2 Preferred Stock (collectively, the "Company Preferred") of ARC Holdings (the "Investment Agreements"); and

     WHEREAS, to induce ARC Holdings to enter into the Asset Transfer Agreement and to induce the Financial Sponsors to enter into the respective Investment Agreements, each of the Original Shareholders has agreed to indemnify the Indemnitees against certain liabilities of RCH and certain predecessor corporations, including, without limitation, breaches of representations, warranties and covenants set forth in the Asset Transfer Agreement, and to secure such obligation to so indemnify pursuant to that certain Stockholders' Pledge Agreement, dated as of the date hereof, made and entered into by and among each of the Original Shareholders, ARC Holdings and EGI-ARC, as collateral agent for the benefit of the Financial Sponsors, ARC Holdings, and the other Indemnitees (the "Stockholders' Pledge Agreement").

     In consideration of the foregoing, the representations and warranties set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1 Defined Terms. As used in this Agreement, terms defined in the heading and the recitals shall have their respective assigned meanings, and the following capitalized terms shall have the meanings ascribed to them below:

         (1) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (2) "Collateral" shall have the meaning set forth in the Stockholders' Pledge Agreement.

         (3) "Indemnified Party" shall have the meaning set forth in Section 2.4(1) hereof.

         (4) "Indemnifying Party" shall have the meaning set forth in Section 2.4(1) hereof.

         (5) "Indemnitees" shall have the meaning set forth in the first paragraph of this Indemnification Agreement.

         (6) "Loss" or "Losses" shall mean any and all liabilities, losses, damages, costs and expenses incurred or to be incurred by an Indemnitee through and after the date of a claim (including but not limited to diminution in the value of securities and any and all amounts owing under and upon the occurrence of a default under any Valuation Advance Note (as defined below)), interest, penalties, attorneys', accounting and other fees and related disbursements (including those incurred in connection with investigating or seeking

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indemnification hereunder or in obtaining appraisals of Pledged Share Value), whether known, unknown, absolute, contingent or otherwise, including interest at the Prime Rate per annum from the date such liability, loss, damage or expense is incurred through the date of payment thereof.

         (7) "Person" shall mean any individual, corporation, partnership, limited liability company, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other entity of any nature whatsoever.

         (8) "Pledged Shares" shall mean the securities pledged pursuant to the Stockholders' Pledge Agreement.

         (9) "Pledged Share Value" shall mean the aggregate value of Pledged Shares then available as Collateral determined as follows: (i) with respect to Pledged Shares which are of a class of securities which are publicly traded, the average of their last sale price on the principal securities exchange on which they are traded on each business day during the three-month period ending immediately prior to the date of determination, or if no sales occurred on any such date, the mean between the closing "bid" and "asked" prices on such day, or, if traded in the over-the-counter market, their average closing "bid" price on each day during such period, as published by the National Association of Securities Dealers Automated Quotation System, or if such price is not published, the mean between their closing "bid" and "asked" prices, if available, on each day during such period, which prices may be obtained from any reputable broker or dealer; and (ii) with respect to Pledged Shares which are not of a class of securities which are publicly traded, such value as shall be agreed between Indemnitees holding in the aggregate, in excess of 50% of the ARC Holdings Common Stock held by all Indemnitees, on the one hand, and Original Shareholders holding in the aggregate, in excess of 50% of the ARC Holdings Common Stock held by all Original Shareholders (excluding unvested stock options and restricted stock), on the other hand, after a 30-day period of good faith negotiations, if such value can be so determined by mutual agreement. Absent mutual agreement within such 30-day period as so provided, the "Pledged Share Value" shall be determined by independent appraisal conducted by an appraiser selected by mutual agreement of the Indemnitee holding the greatest number of shares of ARC Holdings Common Stock and the Original Shareholder holding the greatest number of shares of ARC Holdings Common Stock held by all Original Shareholders (excluding unvested stock options and restricted stock); provided, however, that if such parties cannot agree on an independent appraiser within fifteen business days after expiration of the 30-day period, they shall each, on such fifteenth day, select and promptly (and in any event within two business days of the selection thereof), notify the other of the identity of their respective selected appraiser skilled in the valuation of securities of privately held companies who shall both endeavor in good faith to agree on such value and, failing any such agreement within fifteen business days following identification to the other party hereto of the selected appraiser, the two selected appraisers shall, within 5 days, jointly select a third appraiser skilled in the valuation of securities of privately held companies. In the event that either party shall fail to designate an initial appraiser within the fifteen business day period identified above, the party who shall have failed to timely make such designation shall be deemed to have consented to the determination of Pledged Share Value by the designee of the other party. If both parties shall have timely designated a third appraiser, the third appraiser so selected shall in good faith determine the Pledged Share Value within 15 days of selection. In determining Pledged Share Value, the parties shall, and shall instruct each appraiser designated as provided above to, ascribe no discount in such valuation due to

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any (i) illiquidity of such Pledged Shares, or (ii) the lack of control attendant to the number of Pledged Shares so valued. Pledged Shares shall be valued to the extent feasible (whether by appraisal or otherwise), as of the date conveyed (or anticipated date of conveyance) to the Indemnitees upon exercise and foreclosure upon such Collateral. The parties shall promptly provide and cause to be promptly provided to the designated appraisers, subject to standard confidentiality agreements, such information as may reasonably be requested in order to determine the Pledged Share Value. All such costs of determining Pledged Share Value shall be borne equally by the Indemnitors party hereto, on the one hand, and the Indemnitees party hereto, on the other hand, who shall apportion their respective half of the costs among the beneficiaries (or intended beneficiaries) of such valuation procedure on a pro rata basis). At the written request of the Indemnitors, ARC Holdings shall advance to the Indemnitors for payment to the appraiser(s), that portion of the fees and expenses of the appraisers (but not amounts in respect of any indemnification claims by or on behalf of any such appraiser(s)), payable by the Indemnitors; provided, however, that such advance shall be evidenced by a Note in form and substance satisfactory to the Company and bearing interest at the Prime Rate, and executed by each Indemnitor (the "Valuation Advance Note"), which note shall be recourse on a joint and several basis only against the Collateral, and; provided further, that any defaults thereunder shall not be subject to the limitations set forth in Section 2.1(3) below.

         (10) "Predecessor Corporations" shall mean (i) the Former Subsidiaries
(ii) DPI Technology Resources, Inc., and (iii) Digital Packet Interface Solutions, Inc.

         (11) "Prime Rate" shall mean the rate published or announced from time to time by Bank of America, Illinois (or any successor thereto) as its "prime" rate or other similar rate.

         (12) "Recourse Liabilities" shall have the meaning set forth in Section 2.1(2) hereof.

         (13) "Reorganization Transaction" shall mean the November 17, 1998 Amendment to the RCH Certificate of Incorporation, the Subsidiary Liquidations, the Asset Transfer, the ARC Holdings Issuance, the RCH Liquidation, the transactions contemplated by the Financial Sponsor Investment Agreements, the reallocation of equity (including dilution) attendant thereto in accordance with, among other things, the RCH Subscription Agreements (as amended), and the approval processes and documentation and any other communications required to be or otherwise undertaken or used in connection therewith.

         (14) "Transaction Documents" shall mean, collectively with this Indemnification Agreement, the agreements and documents listed on Schedule 2 hereto, and any and all other agreements or other documents entered into or delivered concurrently herewith or subsequent hereto in order to effectuate the purpose and intent of any such documents and agreements, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the provisions thereof.

     Section 1.2 Headings, etc. The headings in this Agreement are included for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person may require.

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                                   ARTICLE II

                      INDEMNIFICATION AND SECURITY INTEREST

     Section 2.1 Indemnification by the Original Shareholders.

         (1) Subject to the conditions set forth herein, each Original Shareholder, jointly and severally, hereby agrees to indemnify and hold harmless the Indemnitees from and against any Losses: (i) arising in respect of claims by any shareholders or former shareholders (or Persons asserting the existence of rights that entitle such Persons to be or to have been shareholders) of RCH or any Predecessor Corporation, or any of their respective predecessor entities, as a result of the Reorganization Transactions, who shall either (a) not have approved such Reorganization Transactions, or (b) assert that the approval process in respect of all or any portion of the Reorganization Transactions did not comply with applicable law or that the disclosures made in connection therewith were incomplete, inaccurate or misleading or failed to disclose all material terms, facts and circumstances in accordance with applicable law, (ii) arising from any breach (or any third-party allegation of facts that, if true, would constitute such a breach) of any representations, warranties or covenants of any party contained in the Asset Transfer Agreement, or in any documents, certificates or agreements delivered in connection therewith or pursuant thereto, and (iii) any Losses attributable to defaults under Valuation Advance Notes, if any.

         (2) The obligations of the Original Shareholders pursuant to this
Section 2.1, shall be nonrecourse to the Original Shareholders, and the Indemnitees' only recourse with respect thereto shall be against the Collateral pursuant to the terms of the Stockholders' Pledge Agreement, subject, however, to the provisions of Section 2.5 and Section 2.8 hereof. Notwithstanding the foregoing, the obligations of the Original Shareholders with respect to (i) Losses arising from liabilities referred to in Section 2.1 above that were known to an Original Shareholder but not explicitly disclosed to ARC Holdings and the Financial Sponsors in writing in a disclosure schedule to the Asset Transfer Agreement, (ii) any Losses arising from the fraud, willful misconduct, gross negligence or criminal acts of any Original Shareholder, including in connection with any intentional or grossly negligent breach of the representations, warranties and covenants under the Asset Transfer Agreement, (the liabilities described in the immediately preceding clauses (i) and (ii) being the "Recourse Liabilities"), and (iii) any Losses arising from a breach of any SOL Claim, (as defined below), shall not be limited to the Collateral pursuant to the terms of the Stockholders' Pledge Agreement. In the event of a Recourse Liability, the Original Shareholders shall be liable for a portion of such Recourse Liability as provided in Section 2.9(a), and such portion shall be allocated to such Original Shareholder or Original Shareholders whose knowledge or action (or failure to act) created such Recourse Liability.

         (3) The Original Shareholders shall not have any obligation to indemnify the Indemnitees from and against any Loss that is not a Recourse Liability (a) until the aggregate Losses suffered by all Indemnitees exceeds a $500,000 aggregate "basket" (at which point the Original Shareholders shall be obligated to indemnify the Indemnitees from and against all such Losses relating back to the first dollar), and (b) to the extent that such Losses exceed $9,000,000.

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     Section 2.2 Representations, Warranties, Covenants and Deliveries. In order to more effectively implement the intent and purpose of this Agreement, each Original Shareholder hereby restates each representation, warranty and covenant set forth in the Asset Transfer Agreement to and for the benefit of each Indemnitee (including with respect to the delivery of documents) as though represented, warranted, covenanted and delivered by each Original Shareholder to each Indemnitee herein as of the date hereof. Each such representation, warranty and covenant shall survive the date of this Agreement in accordance with Section
5.2 of the Asset Transfer Agreement.

     Section 2.3 Grant of Security Interest. In order to secure the obligations of each Original Shareholder created by this Indemnification Agreement, each Original Shareholder hereby grants to EGI-ARC (as collaterla agent), on its own behalf and on behalf of ARC Holdings and the other potential Indemnitees, a first priority perfected security interest in the Collateral, on the terms set forth in the Stockholders' Pledge Agreement.

     Section 2.4 Claims for Indemnification.

         (1) The parties intend that all indemnification claims be made as promptly as practicable by the party seeking indemnification (the "Indemnified Party"). Whenever any claim shall arise for indemnification, the Indemnified Party shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim, and the facts constituting the basis for such claim. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party, except to the extent the Indemnifying Party demonstrates that the defense of such action is materially prejudiced thereby. No conduct by, or knowledge of, any of David Crawford, Jim Breen, or Jim Harris shall be attributed to or be ascribed to any Financial Sponsor or other Indemnitee, or be used in support of any defense to any claimed Loss with respect thereto, nor shall this provision be construed as implying that the conduct of any Financial Sponsor or other Indemnitee could or should afford a defense to any claimed Loss.

         (2) With respect to claims made by third parties, the Indemnifying Party, upon acknowledgment in writing of its liability for the claim, shall be entitled to assume control of the defense of such action or claim with counsel reasonably satisfactory to the Indemnified Party, provided, however, that:

                  (a) An Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense (which expense shall not be reimbursable by the Indemnitors) to assist in the handling of such claim;

                  (b) No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement without the consent of each Indemnified Party (A) if such judgment or settlement does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a full release from all liability in respect to such claim, or (B) if such judgment or settlement would result in the finding or admission of any wrongdoing or violation of any law or (C) if as a result of such consent or settlement, injunctive or other equitable relief would be imposed against the Indemnified Party or such judgment or settlement could interfere with or adversely affect the business, operations or assets of the Indemnified Party;

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                  (c) If the Indemnifying Party does not acknowledge in writing the liability for the claim and assume control of the defense of such claim in accordance with the foregoing provisions within ten (10) days after receipt of notice of the claim or, if having taken over such defense does not in the reasonable, good faith opinion of an Indemnified Party proceed diligently to defend such claim, then the Indemnified Party shall have the right to defend such claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party pursuant to the terms of this Agreement. The Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party shall make in good faith with respect to such claim, and the Indemnifying Party will promptly reimburse the Indemnified Party therefor in accordance with this Article II;

                  (d) Upon payment by an Indemnifying Party of any amounts due in respect of a third-party claim, the Indemnified Party will, to the extent of such payment, assign or cause to be assigned to the Indemnifying Party the claims of the Indemnified Party, if any, against the third parties in respect of which payment is made; and

                  (e) Each Indemnitor expressly agrees to cooperate and render such assistance to each Indemnitee who shall request assistance in investigating, defending or prosecuting any claim for which indemnification is reasonably believed to be available or otherwise, regardless of whether an Indemnitor or Indemnitee has primary responsibility for the defense or prosecution thereof.

     Section 2.5 Payment of Indemnity Amount.

     Each Indemnifying Party shall pay to each Indemnified Party, within one hundred and twenty (120) days of the date of written demand therefor (the "Due Date"), the appropriate amount is determined as provided herein, as follows:

         (1) Indemnification of a Loss which does not arise from a Recourse Liability shall be paid, at the option of the Indemnifying Party either (i) in cash, (ii) by transferring to the Indemnified Party Pledged Shares and other Collateral (a) having an aggregate Pledged Share Value equal to the Loss, or (b) with respect to Collateral which does not have a Pledged Share Value or a Pledged Share Value not less than the dollar value (or anticipated dollar value) of the applicable Losses, such number of Pledged Shares and other Collateral as is deemed acceptable to the Indemnified Party; provided, however, that the Indemnified Party shall be obligated to accept, as payment in full of such indemnification obligation, a tender of all of the Collateral then subject to the Stockholders' Pledge Agreement, or (iii) any combination of the foregoing.

         (2) Payment of a Loss which arises from a Recourse Liability shall be payable on the Due Date, (i) in cash, or (ii) with Pledged Shares having an aggregate Pledged Share Value equal to the Loss or (iii) with any combination of the foregoing.

         (3) In the event the Original Shareholders shall fail to make payment on the Due Date in respect of a Recourse Liability as required by this Section 2.5, then the Indemnitees may, in addition to pursuing remedies against the Original Shareholders directly (subject to Section 2.9), exercise any and all remedies with respect to the Collateral under the terms of the Stockholders' Pledge Agreement, in which case, the Original Shareholders shall

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be liable, in accordance with Section 2.9, for the amount of the Loss which exceeds the net proceeds realized for the Collateral after payment of all amounts required by Section 7.5 of the Stockholders' Pledge Agreement, to be allocated to the Original Shareholders whose knowledge or action (or failure to act) created such Recourse Liability.

     Section 2.6 Application of Indemnification Payments. Indemnification payments shall be applied as follows:

                  (a) first, to the reasonable costs and expenses (including reasonable attorneys' fees) of holding, processing and preparing for sale or other transfer, selling, collecting and liquidating the Collateral, and the like, to the extent not directly paid by, or recovered from the Indemnitors;

                  (b) second, to the extent that any such proceeds remain after the application described in the immediately preceding clause (a), to the satisfaction of all obligations of each of the Indemnitors to ARC Holdings, pursuant hereto; and


                  (c) third, to the extent that any such proceeds remain after the application described in the immediately preceding clause (b), to the satisfaction of the obligation of each of the Indemnitors to the Financial Sponsors in the following manner: (i) if any Company Preferred is outstanding at such time, pro rata based on the total number of shares of Company Preferred that has been issued to the Financial Sponsors who are Indemnites, regardless of whether some of the Company Preferred issued to the Financial Sponsors who are Indemnites has been converted into ARC Holdings Common Stock; or (ii) if no Company Preferred is outstanding at such time, pro rata based on the ARC Holdings Common Stock held by the Financial Sponsors who are Indemnites at that time.

     Section 2.7 Expiration of Indemnification Obligations. The obligations of any Indemnifying Party hereunder shall expire upon the expiration of two (2) years from the date hereof, except that Losses in respect of breaches of any of Sections 3.1(n), 3.1(s) and 3.1(t) of the Asset Transfer Agreement shall not expire until the later of such two (2) year period and expiration of the applicable statute of limitations (collectively, "SOL Claims"); provided, however, that each such obligation shall continue beyond such two (2) year period or applicable statute of limitation, with respect to any claim for indemnification of which the Indemnified Party shall have transmitted written notice within such two (2) year period, or such longer statute of limitations, as applicable. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, in the event that the lien in respect of the Collateral is released pursuant to Sections 10.2 of the Stockholders' Pledge Agreement, all obligations hereunder shall be deemed Recourse Liabilities for all purposes of this Agreement; provided, however, that such liabilities shall
(i) be joint and several obligations of each Original Shareholder, and (ii) if such obligation relates to what otherwise would not have been a Recourse Liability absent this sentence, be subject to the dollar limitations set forth in Section 2.1(3) hereof (notwithstanding the express exclusion of the application of that Section to "Recourse Liabilities").


     Section 2.8 SOL Claims. In the event that an SOL Claim is timely raised subsequent to the release of Collateral in accordance with the terms of the Stockholders' Pledge Agreement, Losses attributable thereto shall, subject to the limitations set forth in

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Section 2.1(3), if applicable, and, in accordance with Section 2.9, nonetheless be recoverable from any and all assets of the Original Shareholders, on a joint and several basis, notwithstanding such release of Collateral.

     Section 2.9 Collection of Indemnification Payments.

                  (a) Claims in respect of Recourse Liabilities would be satisfied:

                      (i) first, from the Collateral pledged by the relevant Indemnitor(s);

                      (ii) second, from any and all other assets owned by the relevant Indemnitor(s) (to the extent that full and uncontested title thereto has been satisfactorily conveyed to the Indemnitees within one (1) year from the date notice of the relevant claim is transmitted to the Indemnitor(s) (it being understood that the expiration of such time period shall not limit the Indemnitees' continued recourse thereto));

                      (iii) third, from any proceeds of insurance procured pursuant to Section 4.3 of the Stockholders' Agreement (to the extent that full and uncontested title to such proceeds has been satisfactorily conveyed to the Indemnitees within one (1) year from the date notice of the relevant claim is transmitted to the Indemnitor(s) (it being understood that the expiration of such time period shall not limit the Indemnitees' continued recourse thereto)); and

                      (iv) fourth, from the remaining Collateral, regardless of the source thereof.

                  (b) Claims in respect of all other Losses would be satisfied;

                      (i) first, from any proceeds of insurance obtained pursuant to Section 4.3 of the Stockholders' Agreement (to the extent that full and uncontested title to such proceeds has been satisfactorily conveyed to the Indemnitees within one (1) year from the date notice of the relevant claim is transmitted to the Indemnitor(s) (it being understood that the expiration of such time period shall not limit the Indemnitees' continued recourse thereto));

                      (ii) second, by application against the "basket" identified in Section 2.1(3) above (to the extent that availability thereunder remains); and

                      (iii) third, from the Collateral pledged by the relevant Indemnitors, and with respect to SOL claims, from such assets of the Indemnitors as the Indemnitees elect to pursue.

                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

     Section 3.1 Further Assurances. Each Original Shareholder will cause to be done, executed, acknowledged and delivered all such further acts, conveyances and assurances as any other party hereto shall reasonably require for accomplishing the purposes of this Agreement.

     Section 3.2 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) when transmitted by telecopy (with an acknowledgment of receipt generated from the transmitting telecopy machine reflecting the date, time and number of pages successfully transmitted) or personally delivered on a business day during normal business hours, (b) on the business day following the date of dispatch by overnight courier or (c) on the fifth business day following the date of mailing by registered or certified mail, with postage prepaid, return receipt requested, in each case addressed to each Original Shareholder at the address set forth opposite such Original Shareholder's name on Schedule 1 hereto and to each Indemnitee at the respective address set forth below, or in any such case to such other address as any Original Shareholder or any Indemnitee shall have last designated to the other parties by notice given in accordance with this Section 3.2; provided, however, that a notice of a change of address shall not be deemed to have been given until actually received by the addressee.

         (1) Notice Address for ARC Holdings:

             ARC Holdings, Inc.
             Two North Riverside Plaza, Suite 1900
             Chicago, Illinois 60606
             Fax: (312) 454-5956
             Attention: President

             and

             ARC Holdings, Inc.
             700 Pearl Street, Suite 200
             Dallas, Texas 75201
             Fax: (214) 855-9121
             Attention: Chief Financial Officer

             With copies to:

             Crouch & Hallett, L.L.P.
             717 N. Harwood, Suite 1400
             Dallas, Texas 75201
             Fax: (214) 922-4193
             Attention: Timothy R. Vaughan

             And with a copy to: each Financial Sponsor

         (2) Notice Address for EGI-ARC:

             EGI-ARC Investors, L.L.C.
             c/o EGI Corporate Investments
             Two North Riverside Plaza, Suite 600
             Chicago, Illinois 60606

             Fax: (312) 575-7024
                  (312) 454-9678
             Attention
             to each of: Donald Liebentritt, and
                         William T. White III

             With a copy to:

             Rosenberg & Liebentritt, P.C.
             Two North Riverside Plaza, Suite 1600
             Chicago, Illinois 60606
             Fax: (312) 454-0335
             Attention: Jon Wasserman

         (3) Notice Address for TP:

             Telecom Partners II, L.P.
             3200 Cherry Creek Drive South, Suite 450
             Denver, Colorado 80209
             Fax: (303) 765-1110
             Attention: Steve Schovee

             With a copy to:

             Holland & Hart LLP
             555 Seventeenth Street, Suite 3200
             Denver, Colorado 80202
             Fax: (303) 295-8261
             Attention: Michael S. Quinn

         (4) Notice Address for CWF, EVW or CIII:

             c/o Crescendo Venture
             Management L.L.C.
             800 LaSalle Avenue, Suite 2250
             Minneapolis, Minnesota  55402
             Fax: (612) 607-2801
             Attention: David Spreng

             With a copy to:

             Messerli & Kramer
             1800 Fifth Street Tower
             150 S. Fifth Street
             Minneapolis, MN  55402
             Fax: (612) 672-3777
             Attention: Kevin Spreng

         (5) Notice Address for LEG:

             Lawrence Equity Group, LLC
             C/o Joseph Sperske
             3615 Country Club Terrace
             Danville, California  94506
             Fax: (415) 398-7499
             Attention: Joseph Sperske


     Section 3.3 Amendments. This Agreement may, subject to Section 3.13 below, be amended, and the observance of any term hereof may be waived, only by a written instrument signed by each of the parties hereto.

     Section 3.4 Inconsistent Agreements. No party hereto shall enter with any Person into any agreement or other arrangement of any kind which is inconsistent with the provisions of this Agreement or which may impair its ability to comply with this Agreement.

     Section 3.5 Successors and Assigns. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereunder; provided, however, that no indemnification obligation of any party hereunder shall be assumed by any other Person without the prior written consent of ARC Holdings, EGI-ARC and TP.

     Section 3.6 Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined by a court of competent jurisdiction to be invalid, unenforceable or contrary to existing or future applicable law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those provisions of this Agreement which are valid, enforceable and legal. In that case, this Agreement shall be construed so as to limit any term or provision to the minimum extent necessary so as to make it valid, enforceable and legal within the requirements of any applicable law, and, in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid, unenforceable or illegal provisions.

     Section 3.7 Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

     Section 3.8 Governing Law. This Agreement shall be governed by the laws of the State of Delaware (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby).

     Section 3.9 Consent to Jurisdiction and Service of Process; Appointment of Agent for Service of Process. The parties hereto each hereby consent to the jurisdiction of any state or federal court located within the State of Delaware and irrevocably agree that all actions or proceedings arising out of or relating to this Agreement shall be litigated in such courts. Each of the parties hereto accepts for itself and in connection with its respective properties, generally and unconditionally, the exclusive jurisdiction and venue of the aforesaid courts and waives any defense of forum non convenient, and irrevocably agrees to be bound by any nonappealable judgment rendered thereby in connection with this Agreement. The parties hereto agree to appoint and failing any such appointment, authorize any other party to appoint on such Person's behalf and maintain the Corporation Trust Company and such other persons, in each case within the State of Delaware, as may hereinafter be selected by them who irrevocably agree in writing to so serve as agent, to receive, on behalf of the parties hereto, service of all process in any such proceedings in any such court, such service being hereby acknowledged by the parties hereto to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the parties hereto, as provided herein, except that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of process. If any agent appointed by the parties hereto refuses to accept service, the parties hereto agree that service upon the respective party hereto by registered mail shall constitute sufficient service. Nothing herein shall affect the right of the parties hereto to serve process in any other manner permitted by law.

     Section 3.10 Entire Agreement; Nonwaiver. This Agreement together with the other Transaction Documents supersedes all prior agreements between the parties with respect to the subject matter hereof and contains the entire agreement between the parties with respect to such subject matter. No delay on the part of any party in exercising any right hereunder shall operate as a waiver thereof, nor shall any waiver, express or implied, by any party of any right hereunder or of any failure to perform or breach hereof by any other party constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof by the same or any other party, whether of a similar or dissimilar nature.

     Section 3.11 No Third-Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended to or shall confer upon anyone other than the parties (and their successors and permitted assigns) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except that each Indemnitee shall be deemed to be a third-party beneficiary hereunder.

     Section 3.12 Action of Original Shareholders. The approval of Original Shareholders representing a majority of the Pledged Shares shall be sufficient to agree to any amendment or other action required or permitted to be taken by the Original Shareholders hereunder, including any action or agreement necessary to determine Pledged Share Value.

     Section 3.13 New Indemnitees. The Financial Sponsors shall have the absolute right, by agreement of Financial Sponsors owning not less than 50% of the shares of ARC Holdings Common Stock owned by all Financial Sponsors and notice to the Indemnitors], to (a) admit additional Persons as Indemnitees and "Financial Sponsors" hereunder, with the same or different rights as the initial Financial Sponsors hereunder, provided, however, that no such action shall modify any other term or provision of this Agreement; and provided, further, that such absolute right shall extend only until the earlier of (x) January 1, 1999 (extended to the extent necessary to comply with any applicable regulatory requirements being diligently pursued in good faith at such time), or (y) such time as equity investments in ARC Holdings, including the investments in ARC Holdings equity securities by the initial Financial Sponsors party to this agreement equal or exceed, in the aggregate, $60,000,000. Notwithstanding the foregoing, any Financial Sponsor or affiliate thereof who purchases Company Preferred shall, subject to clause (x) and clause (y) above, automatically be deemed a "Financial Sponsor".

     Section 3.14 Other Provisions. Each of the Original Shareholders agrees that he will not make any claim against New ARC, ARC Holdings or any affiliate thereof or investor therein (a) by reason of the fact that he or she was serving as a director, officer, employee or agent for any such Person or any Predecessor Corporation or was serving at the request of any such Person or Predecessor Corporation as a partner, trustee, director or officer, employee or agent of another Person (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter, document, bylaws, agreement or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by ARC Holdings, New ARC, or any of the respective shareholders (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise), and/or (b) relating to any event or circumstance prior to the date of this Agreement, including, without limitation, the Reorganization Transaction, but excluding rights arising under agreements executed by such Persons as individuals in connection therewith.

     IN WITNESS WHEREOF, the parties have executed this Agreement or have caused this Agreement to b executed by their respective, duly authorized officers as of the date first above written.

                                       ALLIED RISER COMMUNICATIONS HOLDINGS,
                                       INC.


                                              /s/ TODD DOSHIER
                                              ----------------------------------
                                       By:    Todd Doshier
                                       Title: Chief Financial Officer


                                       EGI-ARC INVESTORS, L.L.C.
                                          By: GAMI Investments, Inc.,
                                              It's Managing Member


                                              /s/ DONALD J. LIEBENTRITT
                                              ----------------------------------
                                       By:    Donald J. Liebentritt
                                       Title: Vice President


                                       TELECOM PARTNERS II, L.P.
                                          By: Telecom Management II, L.L.C.,
                                              It's General Partner


                                              /s/ STEPHEN W. SCHOVEE
                                              ----------------------------------
                                       By:    Stephen W. Schovee
                                       Title: Managing Member

                                       CRESCENDO WORLD FUND, LLC
                                          By: Crescendo Ventures World Fund,
                                          LLC, It's [General Partner]

                                              /s/ JEFFREY R. TOLLEFSON
                                              ----------------------------------
                                       By:    Jeffrey R. Tollefson
                                       Title: Partner


                                       EAGLE VENTURES WF, LLC


                                              /s/ JEFFREY R. TOLLEFSON
                                              ----------------------------------
                                       By:    Jeffrey R. Tollefson
                                       Title: Vice President


                                       CRESCENDO III, LP
                                          By: Crescendo Ventures II, LLC,
                                              Its General Partner

                                              /s/ JEFFREY R. TOLLEFSON
                                              ----------------------------------
                                       By:    Jeffrey R. Tollefson
                                       Title: Partner

                                       LAWRENCE EQUITY GROUP, LLC

                                              /s/ JOSEPH A. SPERSKE
                                              ----------------------------------
                                       By:    Joseph A. Sperske
                                       Title: Vice President

                                       /s/ JAMES P. BREEN
                                       -----------------------------------------
                                       James P. Breen

                                       /s/ DAVID H. CRAWFORD
                                       -----------------------------------------
                                       David H. Crawford

                                       /s/ TODD DOSHIER
                                       -----------------------------------------
                                       Todd Doshier


                                       -----------------------------------------
                                       Anthony Gray

                                       /s/ MIKE SCHMITT
                                       -----------------------------------------
                                       Mike Schmitt

                                       /s/ CHUCK YEARGAIN
                                       -----------------------------------------
                                       Chuck Yeargain


                                       -----------------------------------------
                                       Al Zlogar

                                   Schedule 1

                          List of Original Shareholders

Name                                                         Address
----                                                         -------

James P. Breen                                               230 Laural Avenue
                                                             Wilmette, Illinois  60091

David H. Crawford                                            1510 N. Dearborn Parkway
                                                             Chicago, Illinois  60610

Todd Doshier                                                 2720 Daniel Avenue
                                                             Dallas, Texas

Mike Schmitt                                                 6412 Armstrong
                                                             Dallas, TX  75205

Chuck Yeargain                                               6116 Annadale Drive
                                                             Fort Worth, Texas

                                   Schedule 2

                              Transaction Documents


1. Amendment of RCH Holdings, Inc. Articles of Incorporation regarding authorized stock and par value

2. Carrier Direct, Inc. and Allied Riser Communications, Inc. liquidation documents (including Plan of Liquidation, dated immediately prior to the Effective Date)

3. RCH Holdings, Inc. Recapitalization Documents (including Subscription Agreements and Amendments No. 1 and No. 2 thereto)

4. RCH Holdings, Inc. Liquidation Documents (including the Plan of Liquidation of RCH Holdings, Inc., dated immediately prior to the Effective Date)

5. Indemnification Agreement pursuant to which certain Persons indemnify Allied Riser Communications Holdings, Inc. and Financial Sponsors

6. Stockholders' Pledge Agreement pursuant to which certain Persons pledge certain collateral to EGI-ARC Investors, LLC (as collateral agent for the beneficiaries thereof) to secure their indemnification obligations

7. Allied Riser Communications Holdings, Inc. Stockholders' Agreement and Amendment No. 1 and Joinder to Allied Riser Communications Holdings, Inc. Stockholders Agreement

8.   Registration Rights Agreement

9.   Employment Agreements (as specified on Exhibit H to the Investment
     Agreements)

10. Investment Agreements between Allied Riser Communications Holdings, Inc. and each Financial Sponsor

11.  Certificate of Incorporation of Allied Riser Communications Holdings, Inc.

12.  Bylaws of Allied Riser Communications Holdings, Inc. (Delaware)

13.  Certificate of Incorporation of Allied Riser Communications, Inc.

14.  Bylaws of Allied Riser Communications, Inc.

15. Allied Riser Communications Holdings, Inc. Contribution and Assumption Documents

16. All Corporate Authorizations (Minutes, Resolutions, etc,) relating to all of the foregoing other than by or on behalf of the Financial Sponsors

17.  RCH Holdings, Inc. Proxy Statements and Related Correspondence and
     Materials

19. Asset Transfer and Assumption/Assignment Agreements delivered in connection with this agreement (including with respect to intellectual property)

20. Documents Terminating Warrant rights of Zlogar, Doshier, Yeargain, Graham, and Advest (including terminating co-management rights and rights to related fees)

21. Indiana and California Blue Sky Filings and Qualifications (including Federal Form D).